Exhibit 99.1

MYnd Analytics and Emmaus Life Sciences Announce
Availability of Definitive Joint Proxy Statement/Prospectus Relating to Merger and Spin-off Transaction

Mission Viejo and Torrance CA, June 12, 2019 - MYnd Analytics, Inc. (Nasdaq: MYND) , a predictive analytics company aimed at improving the delivery of mental health services through the combination of telemedicine and data analytics, and Emmaus Life Sciences, Inc. (“Emmaus”), a leader in sickle cell disease treatment, announced today that the registration statement filed with the Securities and Exchange Commission (SEC), which includes the definitive joint proxy statement/prospectus of MYnd and Emmaus, was declared effective by the SEC on June 11, and companies intend to commence mailing to their stockholders on June 14. The respective special stockholder meetings will be held on July 9, 2019 to consider approval of the proposed merger and spin-off transaction announced in January of this year. The record date for each meeting is June 7, 2019.

How to Find It

INVESTORS AND SECURITY HOLDERS OF MYND AND EMMAUS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC BY MYND AND EMMAUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders may obtain free copies of these documents at the SEC’s web site at www.sec.gov/edgar/searchedgar/companysearch.html or by contacting MYnd Investor Relations or Emmaus Investor Relations.

MYnd, Emmaus and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the joint proxy statement/prospectus described above.

About MYnd Analytics

MYnd Analytics, Inc. (www.myndanalytics.com), with its wholly owned subsidiary Arcadian Telepsychiatry Services, LLC, is a technology-enabled telepsychiatry and teletherapy company that provides enhanced access to behavioral health services, improves patient outcomes and helps lower the costs associated with behavioral health issues. The MYnd Psychiatric EEG Evaluation Registry (PEER) is a predictive analytics decision support tool that helps physicians reduce trial and error treatment for behavioral health conditions. PEER provides the physician a personalized care plan with recommended treatment options based on a patient’s unique brain markers, reducing treatment time and treatment costs. Arcadian Telepsychiatry Services, LLC provides a suite of complementary telemedicine services that can be combined with PEER, including telepsychiatry, teletherapy, digital patient screening, curbside consultation, on-demand services, and scheduled encounters for all age groups. MYnd’s customers include major health plans, health systems, and community-based organizations. To read more about the benefits of this patented technology for patients, physicians and payers, please visit: www.myndanalytics.com.

About Emmaus Life Sciences

Emmaus Life Sciences, Inc. is a commercial-stage biopharmaceutical company engaged in the discovery, development, marketing and sale of innovative treatments and therapies, including those in the rare and orphan disease categories. Its lead prescription product, Endari, demonstrated positive clinical results in a completed Phase 3 clinical trial for sickle cell disease and received FDA approval in July 2017. Emmaus began marketing and selling Endari in the U.S.in January 2018. For more information, please visit www.emmauslifesciences.com.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-looking Statements

Certain statements in this release, including statements relating to the proposed transaction are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based upon MYnd’s and Emmaus’ expectations and beliefs regarding future events. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. In addition to factors previously disclosed in MYnd’s and Emmaus’ reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from the forward-looking statements: the ability to obtain the requisite approval by MYnd’s and Emmaus’ stockholders and meet other closing conditions to the Merger; delay in closing the Merger; the ability to effect the proposed spin-off; and possible adverse tax consequence of the proposed transaction. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking. The statements made in this release speak only as of the date stated herein, and subsequent events and developments may cause MYnd’s or Emmaus’ expectations and beliefs to change. While MYnd or Emmaus may elect to update these forward-looking statements, each of MYnd and Emmaus specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing MYnd’s or Emmaus’ views as of any date after the date stated herein.

Contacts:

For MYND:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: mynd@crescendo-ir.com

For Emmaus:

Joseph (Jay) C. Sherwood III

Chief Financial Officer

Tel: +1 (310) 214-0065, Ext. 3005

Email: jsherwood@emmauslifesciences.com

Emmaus Investor Relations:

PondelWilkinson Inc.
Evan Pondel/Judy Sfetcu
Tel: +1 (310) 279-5980

Email: epondel@pondel.com
           jsfetcu@pondel.com